Exhibit 99.0

Skandia U.S. Inc.

Audited Financial Statements and Report of Independent Auditors for the

Year Ended December 31, 2002

Skandia U.S. Inc.

Audited Financial Statements

Year Ended December 31, 2002

Report of Independent Auditors

To the Board of Directors and Shareholder of

    Skandia U.S. Inc.

Shelton, Connecticut

We have audited the consolidated statement of financial condition of Skandia U.S. Inc., (the “Company”) as of December 31, 2002, and the related consolidated statements of income, shareholder’s equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Skandia U.S. Inc. at December 31, 2002, and the consolidated results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

As discussed in Note 3, in 2002 the Company adopted Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets.

/s/ ERNST & YOUNG LLP
Hartford, Connecticut

June 30, 2003

Skandia U.S. Inc.

Consolidated Statement of Financial Condition

(in thousands, except share data)

As of December 31, 2002
ASSETS
Investments:
Fixed maturities—at fair value (amortized cost of $385,348)	$404,549
Equity securities—at fair value (amortized cost of $53,010)	52,762
Derivative instruments—at fair value	10,370
Policy loans	7,559

Total investments	475,240
Cash and cash equivalents	167,832
Accrued investment income	4,300
Deferred acquisition costs	1,117,544
Reinsurance receivable	5,447
Receivable from affiliates	9,110
Deferred income taxes	39,783
Fixed assets, at depreciated cost (accumulated depreciation of $37,035)	30,467
Other assets	109,422
Separate account assets	21,905,613

Total assets	$23,864,758

LIABILITIES AND SHAREHOLDER’S EQUITY
Liabilities:
Reserves for future policy and contract benefits	$149,348
Accounts payable and accrued expenses	126,029
Income tax payable	8,797
Capital lease obligations	3,166
Short-term borrowing	255,141
Long-term borrowing	279,459
Collateralized notes	373,211
Separate account liabilities	21,905,613

Total liabilities	23,100,764

Commitments and contingent liabilities (Note 17)
Shareholder’s equity:
Common stock, $100 par value, 340 shares authorized,
issued and outstanding	34
Additional paid-in capital	653,616
Retained earnings	98,638
Accumulated other comprehensive income	11,706

Total shareholder’s equity	763,994

Total liabilities and shareholder’s equity	$23,864,758

See notes to consolidated financial statements.

Skandia U.S. Inc.

Consolidated Statement of Income

(in thousands)

For the Year Ended December 31, 2002
REVENUES
Annuity and life insurance charges and fees	$370,004
Mutual fund charges and fees	23,019
Fee income	135,033
Net investment income	21,298
Sale of 12b-1 fees	18,974
Net realized capital losses	(16,831)
Other	7,080

Total revenues	558,577

EXPENSES
Benefits:
Annuity and life insurance benefits	3,391
Change in annuity and life insurance policy reserves	2,741
Guaranteed minimum death benefit claims, net of hedge	23,256
Return credited to contract holders	5,203

Total benefits	34,591
Other:
Underwriting, acquisition and other insurance expenses	252,670
Amortization of deferred acquisition costs	510,059
Interest expense	74,338

837,067

Total benefits and expenses	871,658

Loss from operations before income tax benefit	(313,081)
Income tax benefit	(121,430)

Net loss	$(191,651)

See notes to consolidated financial statements.

Skandia U.S. Inc.

Consolidated Statement of Shareholder’s Equity

(in thousands)

				Accumulated Other Comprehensive Income (Loss)
	Common Stock	Additional Paid-in Capital	Retained Earnings	Foreign Currency Translation	Unrealized Gains (Losses)	Total
As of December 31, 2001	$34	$377,247	$290,289	$15	$(919)	$666,666
Net loss			(191,651)			(191,651)
Other comprehensive income:
Unrealized capital gains					10,445	10,445
Reclassification adjustment for realized losses included in net realized capital losses					2,795	2,795
Foreign currency translation				(630)		(630)

Other comprehensive income						12,610

Comprehensive loss						(179,041)
Capital contributions		276,369				276,369

As of December 31, 2002	$34	$653,616	$98,638	$(615)	$12,321	$763,994

Unrealized capital gains is shown net of tax expense of $5,624 for 2002. Reclassification adjustment for realized losses included in net realized capital losses is shown net of tax expense of $1,505 for 2002. Foreign currency translation is shown net of tax benefit of $339 for 2002.

See notes to consolidated financial statements.

Skandia U.S. Inc.

Consolidated Statement of Cash Flows

(in thousands)

For the Year Ended December 31, 2002
Cash flow from operating activities:
Net loss	$(191,651)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization and depreciation	29,254
Deferral of acquisition costs	(244,322)
Amortization of deferred acquisition costs	510,059
Deferred tax benefit	(119,499)
Change in unrealized gains on derivatives	(5,149)
Increase in policy reserves	3,292
Increase in receivable from affiliates	(3,823)
Change in net income tax receivable/payable	50,596
Increase in other assets	(12,829)
Decrease in accrued investment income	749
Decrease in reinsurance receivable	2,286
Decrease in accounts payable and accrued expenses	(24,021)
Net realized capital gains on derivatives	(26,654)
Net realized capital losses on investments	16,831

Net cash used in operating activities	(14,881)

Cash flow from investing activities:
Purchase of fixed maturity investments	(394,003)
Proceeds from sale and maturity of fixed maturity investments	368,263
Purchase of derivatives	(61,998)
Proceeds from exercise or sale of derivative instruments	88,956
Purchase of shares in equity securities and dividend reinvestments	(58,769)
Proceeds from sale of shares in equity securities	44,706
Proceeds from sale of stock	491
Purchase of fixed assets	(5,144)
Increase in policy loans	(1,000)

Net cash used in investing activities	(18,498)

Cash flow from financing activities:
Capital contribution	276,369
Short-term borrowing	95,141
Long-term borrowing	(273,841)
Issuance of collateralized notes	74,250
Principal payments on collateralized notes	(112,903)
Deferred debt offering costs	(117)
Principal payments under capital lease obligations	(1,169)
Deposits to contract owner accounts	808,209
Withdrawals from contract owner accounts	(164,964)
Change in contract owner accounts, net of investment earnings	(588,315)

Net cash provided by financing activities	112,660

Net increase in cash and cash equivalents	79,281
Change in foreign currency translation	(970)
Cash and cash equivalents at beginning of year	89,521

Cash and cash equivalents at end of year	$167,832

Income taxes received	$52,529

Interest paid	$75,762

See notes to consolidated financial statements.

Skandia U.S. Inc.

Notes to Consolidated Financial Statements

December 31, 2002

(dollars in thousands)

1.	ORGANIZATION AND OPERATION

Skandia U.S. Inc. (the “Company”) is a wholly-owned subsidiary of Skandia Insurance Company Ltd. (publ) (“SICL”), an insurance company organized under the laws of the Kingdom of Sweden. The Company, primarily through its wholly-owned subsidiary, American Skandia, Inc. (“ASI”), and, in particular, through ASI’s wholly-owned subsidiary, American Skandia Life Assurance Corporation (the “Insurance Company” or “ASLAC”), develops long-term savings and retirement products which are distributed through its broker/dealer, American Skandia Marketing, Incorporated (“ASM”). Currently, ASLAC issues variable life insurance and variable deferred and immediate annuities for individuals and groups in the United States and its territories. On December 19, 2002, SICL entered into a definitive purchase agreement with Prudential Financial, Inc., a New Jersey corporation (“Prudential Financial”), whereby Prudential Financial will acquire the Company and certain of its affiliates (the “Acquisition”). Consummation of the transaction is subject to various closing conditions, including regulatory approvals and approval of certain matters by the board of directors and shareholders of the mutual funds advised by American Skandia Investment Services, Inc. (“ASISI”), a subsidiary of ASI. The transaction is expected to close during the second quarter of 2003 (see Note 18).

The Company also provides investment management and administrative services to registered investment companies (mutual funds), through ASISI. These mutual funds encompass American Skandia Trust (“AST”) and American Skandia Advisor Funds (“ASAF”). AST provides particular mutual fund options in support of ASLAC’s variable annuity and insurance products and is also available as a funding vehicle for other life insurance companies’ variable products. ASAF are retail mutual funds marketed to U.S. residents. Through its wholly-owned subsidiary, American Skandia Advisory Services, Inc. (“ASASI”), the Company also provides investment advice to participants in mutual fund wrap programs that utilize ASAF and other mutual funds.

The consolidated financial statements also include the accounts of ASLAC Funding Trust 1996-1, ASLAC Funding Trust 1997-1, ASLAC Funding Trust 1997-2, ASLAC Funding Trust 1997-3, ASLAC Funding Trust 1998-1, ASLAC Funding Trust 1998-2, ASLAC Funding Trust 1998-3, ASLAC Funding Trust 1999-1, ASLAC Funding Trust 1999-2, ASLAC Funding Trust 2000-1, ASLAC Funding Trust 2000-2, ASLAC Funding Trust 2000-3, ASLAC Funding Trust 2000-4 and ASLAC Funding Trust 2002-1 (collectively the “Trusts”), grantor trusts created in connection with the Company’s issuance of collateralized notes (see Note 14).

2.	BASIS OF PRESENTATION

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”) to reflect the carved-out consolidated U.S. annuity and mutual fund businesses of Skandia U.S. Inc. subject to the definitive purchase agreement with Prudential Financial outlined above, as well as Skandia Vida S.A. de C.V. (“Skandia Vida”), the Mexican operations of SICL. The U.S. annuity and mutual fund business of Skandia U.S. Inc. is primarily comprised of the business and operations of ASI. Intercompany transactions and balances have been eliminated in consolidation.

Skandia U.S. Inc.

Notes to Consolidated Financial Statements (continued)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.	New Accounting Standard

In July 2001, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 142 “Accounting for Goodwill and Intangible Assets” (“SFAS 142”). Under the new standard, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with the new standard. Other intangible assets will continue to be amortized over their useful lives.

The Company applied the new rules on the accounting for goodwill and other intangible assets in the first quarter of 2002. The adoption of SFAS 142 did not have a significant impact on the Company’s financial statements.

B.	Investments

The Company has classified its fixed maturity investments as available-for-sale and, as such, they are carried at fair value with changes in unrealized gains and losses reported as a component of other comprehensive income.

The Company has classified its equity securities held in support of a deferred compensation plan (see Note 11) as available-for-sale. Such investments are carried at fair value with changes in unrealized gains and losses reported as a component of other comprehensive income.

Policy loans are carried at their unpaid principal balances.

Realized capital gains and losses on disposal of investments are determined by the specific identification method.

Other than temporary impairment charges are determined based on an analysis that is performed on a security by security basis and includes quantitative and qualitative factors.

C.	Derivative Instruments

The Company uses derivative instruments, which consist of equity put option contracts, for risk management purposes, and not for trading or speculation. The Company hedges the economic GMDB exposure associated with equity market fluctuations. As the equity markets decline, the Company’s exposure to future GMDB claims increases. Conversely, as the equity markets increase, the Company’s exposure to future GMDB claims decreases. The claims exposure is reduced by the fair value effect of the option contracts purchased.

Based on criteria described in SFAS 133, the Company’s fair value hedges do not qualify as “effective” hedges and, therefore, hedge accounting may not be applied. Accordingly, the derivative investments are carried at fair value with changes in unrealized gains and losses being recorded in income as those changes occur. As such, both realized and unrealized gains and losses are reported in the Consolidated Statement of Income, together with GMDB claims expense, as a component of Guaranteed Minimum Death Benefit Claims, Net of Hedge.

Skandia U.S. Inc.

Notes to Consolidated Financial Statements (continued)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

C.	Derivative Intruments (continued)

As of December 31, 2002, the accumulated difference between cost and fair value on the Company’s derivatives was an unrealized gain of $1,434. The amount of realized and unrealized gains on the Company’s derivatives recorded during 2002 was $31,803.

D.	Cash Equivalents

The Company considers all highly liquid time deposits, commercial paper and money market mutual funds purchased with a maturity date, at acquisition, of three months or less to be cash equivalents.

As of December 31, 2002, $50 of cash, reflected on the Company’s financial statements, was restricted in compliance with regulatory requirements.

E.	Fair Values of Financial Instruments

The methods and assumptions used to determine the fair value of financial instruments are as follows:

Fair values of fixed maturities with active markets are based on quoted market prices. For fixed maturities that trade in less active markets, fair values are obtained from an independent pricing service.

Fair values of equity securities are based on quoted market prices.

The fair value of derivative instruments is based on quoted market prices.

The fair value of long term borrowings are determined based on a discounted cash flow basis.

The carrying value of cash and cash equivalents (cost) approximates fair value due to the short-term nature of these investments.

The carrying value of short-term borrowings (cost) approximates fair value due to the short-term nature of these liabilities.

The carrying value of policy loans approximates fair value.

Fair value of collateralized notes are determined on a discounted cash flow basis, using best estimate assumptions of lapses, mortality, free withdrawals and a long-term fund growth rate of 8% on the Company’s assets under management.

Skandia U.S. Inc.

Notes to Consolidated Financial Statements (continued)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

E.	Fair Values of Financial Instruments (continued)

The fair values and carrying values of financial instruments at December 31, 2002 are as follows:

	December 31, 2002
	Fair Value	Carrying Value
Assets
Fixed Maturities	$404,549	$404,549
Equity Securities	52,762	52,762
Derivative Instruments	10,370	10,370
Policy Loans	7,559	7,559

Liabilities
Short-term Borrowing	255,141	255,141
Long-term Borrowing	291,416	279,459
Collateralized Notes	253,419	373,211

F.	State Insurance Licenses

ASLAC’s licenses to do business in all states have been capitalized and reflected at the purchase price of $6,000 less accumulated amortization of $2,038 at December 31, 2002. Due to the adoption of SFAS 142, the cost of the licenses is no longer being amortized but is subjected to an annual impairment test. As of December 31, 2002, the Company estimated the fair value of the state insurance licenses to be in excess of book value and, therefore, no impairment charge was required.

G.	Income Taxes

The Company files a consolidated federal income tax return with its U.S. subsidiaries. In accordance with the tax sharing agreement, the federal income tax provision is computed on a separate return basis as adjusted for consolidated items. Pursuant to the terms of this agreement, the Company has the right to recover the value of losses utilized by the consolidated group in the year of utilization. To the extent the Company generates income in future years, the Company is entitled to offset future taxes on that income through the application of its loss carry forward generated in the current year.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

H.	Recognition of Revenue and Contract Benefits

Revenues for variable deferred annuity contracts consist of charges against contract holder account values or separate accounts for mortality and expense risks, administration fees, surrender charges and an annual maintenance fee per contract. Revenues for mortality and expense risk charges and administration fees are recognized as assessed against the contract holder. Surrender charge revenue is recognized when the surrender charge is assessed against the contract holder at the time of surrender. Annual maintenance fees are earned ratably throughout the year.

Skandia U.S. Inc.

Notes to Consolidated Financial Statements (continued)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

H.	Recognition of Revenue and Contract Benefits (continued)

Benefit reserves for the variable investment options on annuity contracts represent the account value of the contracts and are included in the separate account liabilities.

Fee income from mutual fund organizations is recognized when assessed against assets under management.

ASM has entered into agreements to sell its rights to future 12b-1 fees on certain mutual fund business which it underwrites. Under this agreement, at the time of sale, the Company recognizes revenue amounting to approximately 6% of the value of the applicable mutual fund shares sold. These revenues are used to fund the acquisition costs associated with underwriting such business.

Revenues for variable immediate annuity and supplementary contracts with life contingencies consist of certain charges against contract holder account values including mortality and expense risks and administration fees. These charges and fees are recognized as revenue as assessed against the contract holder. Benefit reserves for variable immediate annuity contracts represent the account value of the contracts and are included in the separate account liabilities.

Revenues for the market value adjusted fixed investment option on annuity contracts consist of separate account investment income reduced by amounts credited to the contract holder for interest. This net spread is included in return credited to contract holders on the consolidated statements of income. Benefit reserves for these contracts represent the account value of the contracts plus a market value adjustment, and are included in the general account reserve for future policy and contract benefits to the extent in excess of the separate account assets, typically for the market value adjustment at the reporting date.

Revenues for fixed immediate annuity and fixed supplementary contracts without life contingencies consist of net investment income, reported as a component of return credited to contract holders. Revenues for fixed immediate annuity contracts with life contingencies consist of single premium payments recognized as annuity considerations when received. Benefit reserves for these contracts are based on applicable actuarial standards with assumed interest rates that vary by issue year and are included in the general account reserve for future policy and contract benefits. Assumed interest rates ranged from 6.25% to 8.25% at December 31, 2002.

Revenues for variable life insurance contracts consist of charges against contract owner account values or separate accounts for mortality and expense risk fees, administration fees, cost of insurance fees, taxes and surrender charges. Certain contracts also include charges against premium to pay state premium taxes. All of these charges are recognized as revenue when assessed against the contract holder. Benefit reserves for variable life insurance contracts represent the account value of the contracts and are included in the separate account liabilities.

Skandia U.S. Inc.

Notes to Consolidated Financial Statements (continued)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

I.	Deferred Acquisition Costs

The costs of acquiring new business, which vary with and are primarily related to new business generated, are being deferred, net of reinsurance. These costs include commissions, purchase credits, costs of contract issuance, and certain selling expenses that vary with production.

The Company uses the retrospective deposit method for amortizing deferred acquisition costs. This method results in deferred acquisition costs being amortized in proportion to expected gross profits, from surrender charges and policy and asset based fees, net of operating and claim costs. The deferred acquisition cost asset is adjusted retrospectively and prospectively when estimates of current and future gross profits to be realized from a group of products are revised. Critical assumptions in estimating gross profits include those for surrenders, the long-term fund growth rate, expenses and death benefits. The long-term fund growth rate, in large part, determines the estimated future asset levels on which the most significant revenues are based. The Company’s long-term fund growth rate assumption is 8% (net of charges assessed against the underlying mutual fund, but before charges assessed at the separate account and contract level). When current period actual asset growth is greater or less than the Company’s long-term expectation, the Company adjusts the short-term asset growth rate to a level that will allow the Company, in the short-term, to resume the long-term asset growth rate expectation. The short-term asset growth rate is subject to constraints surrounding actual market conditions.

Details of the deferred acquisition costs and related amortization for 2002 are as follows:

2002
Balance at beginning of year	$1,383,281
Acquisition costs deferred during the year	244,322
Acquisition costs amortized during the year	(510,059)

Balance at end of year	$1,117,544

As asset growth rates during 2002 have been far below the Company’s long-term assumption, the adjustment to the short-term asset growth rate had risen to a level, before being capped, that in management’s opinion was excessive in the current market environment. Based on an analysis of those short-term rates, the related estimates of future gross profits and an impairment study, management of the Company determined that the short-term asset growth rate should be reset to the level of the long-term growth rate expectation as of September 30, 2002. This resulted in an acceleration of amortization of approximately $206,000.

Throughout the year, the Company also updated its future estimated gross profits with respect to certain mortality assumptions reflecting actual experience and the decline in the equity markets resulting in additional increased amortization of approximately $72,000.

Skandia U.S. Inc.

Notes to Consolidated Financial Statements (continued)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

J.	Reinsurance

ASLAC cedes reinsurance under modified co-insurance arrangements. These reinsurance arrangements provide additional capacity for growth in supporting the cash flow strain from ASLAC’s variable annuity and variable life insurance business. The reinsurance is effected under quota share contracts.

At December 31, 2002, in accordance with the provisions of the modified coinsurance agreements, the Company accrued $5,447 for amounts receivable from favorable reinsurance experience on certain blocks of variable annuity business.

K.	Translation of Foreign Currency

The financial position and results of operations of Skandia Vida are measured using local currency as the functional currency. Assets and liabilities are translated at the exchange rate in effect at each year-end. Statement of income and changes in shareholder’s equity accounts are translated at the average rate prevailing during the year. Translation adjustments arising from the use of differing exchange rates from period to period are reported as a component of other comprehensive income.

L.	Separate Accounts

Assets and liabilities in separate accounts are included as separate captions in the consolidated statement of financial condition. Separate account assets consist principally of long term bonds, investments in mutual funds, short-term securities and cash and cash equivalents, all of which are carried at fair value. The investments are managed predominately through ASISI, utilizing various fund managers as sub-advisors.

The remaining investments are managed by independent investment firms. The contract holder has the option of directing funds to a wide variety of investment options, most of which invest in mutual funds. The investment risk on the variable portion of a contract is borne by the contract holder. Fixed options with minimum guaranteed interest rates are also available. The Company bears the credit risk associated with the investments that support these fixed options.

Included in Separate Account liabilities are reserves of $1,828,048 at December 31, 2002 relating to deferred annuity investment options for which the contract holder is guaranteed a fixed rate of return. These reserves are calculated using the Commissioners Annuity Reserve Valuation Method. Separate Account assets of $1,828,048 at December 31, 2002 consist of fixed maturities, equity securities, short-term securities, cash and cash equivalents, accrued investment income, accrued liabilities and amounts due to/from the General Account are held in support of these annuity obligations, pursuant to state regulation.

Included in the general account, within Reserves for Future Policy and Contract Benefits, is the market value adjustment associated with the guaranteed, fixed rate investment options, assuming the market value adjustment at the reporting date.

Net investment income (including net realized capital gains and losses) and interest credited to contract holders on separate account assets are not separately reflected in the Consolidated Statement of Income.

Skandia U.S. Inc.

Notes to Consolidated Financial Statements (continued)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

M.	Unearned Performance Credits

The Company defers certain bonus credits applied to contract holder deposits. The credit is reported as a contract holder liability within separate account liabilities and the deferred expense is reported as a component of other assets. As the contract holder must keep the contract in-force for 10 years to earn the bonus credit, the Company amortizes the deferred expense on a straight-line basis over 10 years. If the contract holder surrenders the contract or the contract holder dies prior to the end of 10 years, the bonus credit is returned to the Company. This component of the bonus credit is amortized in proportion to expected surrenders and mortality. As of December 31, 2002, the unearned performance credit asset was $83,288.

N.	Estimates

The preparation of financial statements in conformity with U.S. GAAP requires that management make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The more significant estimates and assumptions are related to deferred acquisition costs and involve estimates of future policy lapses, investment returns and maintenance expenses. Actual results could differ from those estimates.

4.	INVESTMENTS

The amortized cost, gross unrealized gains and losses and fair value of fixed maturities and investments in equity securities as of December 31, 2002 are shown below.

Investments in fixed maturities as of December 31, 2002 consisted of the following:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
U.S. Government obligations	$276,895	$15,680	$(78)	$292,497
Obligations of state and political subdivisions	253	9	(1)	261
Corporate securities	108,200	3,631	(40)	111,791

Totals	$385,348	$19,320	$(119)	$404,549

Skandia U.S. Inc.

Notes to Consolidated Financial Statements (continued)

4.	INVESTMENTS (continued)

The amortized cost and fair value of fixed maturities, by contractual maturity, at December 31, 2002 are shown below. Actual maturities may differ from contractual maturities due to call or prepayment provisions.

	Amortized Cost	Fair Value
Due in one year or less	$14,763	$14,858
Due after one through five years	169,530	175,804
Due after five through ten years	186,609	198,913
Due after ten years	14,446	14,974

Total	$385,348	$404,549

Proceeds from sales of fixed maturities during 2002 were $367,213.

The cost, gross unrealized gains and losses and fair value of investments in equity securities at December 31, 2002 are shown below:

	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
2002	$53,010	$136	$(384)	$52,762

Net realized capital (losses) gains, determined on a specific identification basis, were as follows for 2002:

2002
Fixed maturities:
Gross gains	$8,213
Gross losses	(4,467)
Investment in equity securities:
Gross gains	90
Gross losses	(20,667)

Totals	$(16,831)

During 2002, the Company determined that certain amounts of its investment in equity securities were other than temporarily impaired and, accordingly, recorded a loss of $5,168.

As of December 31, 2002, the Company did not own any investments in fixed maturity securities whose carrying value exceeded 10% of the Company’s equity.

Skandia U.S. Inc.

Notes to Consolidated Financial Statements (continued)

5.	NET INVESTMENT INCOME

The sources of net investment income for 2002 was as follows:

2002
Fixed maturities	$18,076
Cash and cash equivalents	2,810
Equity securities	809
Policy loans	403

Total investment income	22,098
Investment expenses	(800)

Net investment income	$21,298

6.	INCOME TAXES

The significant components of income tax expense for 2002 were as follows:

2002
Current tax benefit	$(1,931)
Deferred tax benefit, excluding operating loss carryforwards	(14,436)
Deferred tax benefit for operating and capital loss carryforwards	(105,063)

Total income tax benefit	$(121,430)

Deferred tax assets (liabilities) include the following at December 31, 2002:

2002
Deferred tax assets:
GAAP to tax reserve differences	$165,348
Deferred compensation	21,378
Net operating loss carryforward	167,865
Interest expense on borrowings	585
AMT credit carryforward	637
Depreciation	1,390
Capital losses/impairments	6,059
Other	2,205

Total deferred tax assets	365,467

Deferred tax liabilities:
Deferred acquisition costs, net	(312,933)
Collateralized notes	(2,991)
Fixed assets	(1,813)
Policy fees	(1,651)
Net unrealized gains	(6,296)

Total deferred tax liabilities	(325,684)

Net deferred tax asset	$39,783

Skandia U.S. Inc.

Notes to Consolidated Financial Statements (continued)

6.	INCOME TAXES (continued)

In accordance with SFAS 109, the Company has performed an analysis of its deferred tax assets to assess recoverability. Looking at a variety of items, most notably, the timing of the reversal of temporary items and future taxable income projections, the Company determined that no valuation allowance is needed.

The income tax (benefit) expense was different from the amount computed by applying the federal statutory tax rate of 35% to pre-tax income from continuing operations as follows:

2002
Loss from operations before taxes
Domestic	$(310,375)
Foreign	(2,706)

Total	(313,081)
Income tax rate	35%

Tax benefit at federal statutory income tax rate	(109,578)
Tax effect of:
Dividend received deduction	(12,250)
Losses of foreign subsidiary	947
Meals and entertainment	694
State income taxes	(3,048)
Other	1,805

Income tax benefit	$(121,430)

The Company’s net operating loss carryforwards, totaling approximately $461,230 (pre-tax) at December 31, 2002, will expire in 2016 and 2017 (for ASLAC) and 2022 (for all other ASI entities). The Company has a State of Connecticut net operating loss carryforward of approximately $134,054 that will expire in 2021 and 2022.

7.	LEASES

The Company leases office space for its Shelton, Connecticut corporate office and in Boston, Massachusetts. The Boston lease payments are paid directly by a related party. The Company entered into an eleven year lease agreement for office space in Westminster, Colorado, effective January 1, 2001. The leases expire on various dates through 2014. Lease expense for 2002 was approximately $11,054. Sub-lease rental income was $964 in 2002. Future minimum lease payments and sub-lease receipts per year and in aggregate as of December 31, 2002 are as follows:

	Lease	Sub-Lease
2003	$8,127	$2,041
2004	8,744	2,229
2005	8,911	2,364
2006	8,881	2,473
2007	8,736	2,010
2008 and thereafter	33,955	7,380

Total	$77,354	$18,497

The Company has entered into capital leases for certain technology equipment. As of December 31, 2002, fixed assets, supporting the Company’s capital lease obligations, were $3,149.

Skandia U.S. Inc.

Notes to Consolidated Financial Statements (continued)

8.	RESTRICTED ASSETS

To comply with certain state insurance departments’ requirements, ASLAC maintains cash, bonds and notes on deposit with various states. The carrying value of these deposits amounted to approximately $7,665 as of December 31, 2002. These deposits are required to be maintained for the protection of contract owners within the individual states.

9.	RETAINED EARNINGS AND DIVIDEND RESTRICTIONS

Payment of dividends to the Company by ASLAC is restricted by the provisions of the Connecticut Insurance Law. The maximum amount of dividends that can be paid to shareholders without prior approval of the state insurance department is subject to restrictions relating to statutory surplus and net gain from operations. For 2003, no amounts may be distributed without prior approval. ASLAC’s statutory basis shareholder’s equity was $279,957 at December 31, 2002. ASLAC incurred statutory basis net losses in 2002 of $192,474 due primarily to significant declines in the equity markets and increasing GMDB reserves calculated on a statutory basis.

Included in ASLAC’s statutory basis capital and surplus at December 31, 2002 are surplus notes, issued to the Company, in the aggregate amount of $110,000. The surplus notes have been eliminated in the Company’s consolidated financial statements.

Payment of interest and repayment of principal for these notes is subject to certain conditions and require approval by the Insurance Commissioner of the State of Connecticut. At December 31, 2002, $29,230 of accrued interest on surplus notes was not approved for payment under these criteria.

10.	STATUTORY ACCOUNTING PRACTICES

ASLAC prepares its statutory basis financial statements in accordance with accounting practices prescribed by the State of Connecticut Insurance Department. Prescribed statutory accounting practices include publications of the National Association of Insurance Commissioners (NAIC), as well as state laws, regulations and general administrative rules.

Effective January 1, 2002, the Company adopted Statement of Statutory Accounting Principles No. 82, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use and Web Site Development Costs” (“SSAP 82”). SSAP 82 requires the capitalization of certain costs incurred in connection with developing or obtaining internal use software. Prior to the adoption of SSAP 82, the Company expensed all internal use software related costs as incurred. The Company has identified and capitalized $5,935 of costs associated with internal use software as of January 1, 2002 and is amortizing the applicable costs on a straight-line basis over a three year period. The costs capitalized as of January 1, 2002 resulted in a direct increase to surplus. Amortization expense for the year ended December 31, 2002 was $757.

11.	EMPLOYEE BENEFITS

The Company has a 401(k) plan for which substantially all employees are eligible. Under this plan, the Company provides a 50% match on employees’ contributions up to 6% of an employee’s salary (for an aggregate match of up to 3% of the employee’s salary). Additionally, the Company may contribute additional amounts based on profitability of the Company. Company contributions to this plan on behalf of the participants were $946 in 2002.

The Company has a deferred compensation plan, which is available to the field marketing staff and certain other employees. Company contributions to this plan on behalf of the participants were $3,486 in 2002.

Skandia U.S. Inc.

Notes to Consolidated Financial Statements (continued)

11.	EMPLOYEE BENEFITS (continued)

The Company has a long-term incentive program under which units are awarded to executive officers and other personnel. The Company also has a profit sharing program, which benefits all employees below the officer level. These programs consist of multiple plans with new plans instituted each year. Generally, participants must remain employed by the Company or its affiliates at the time such units are payable in order to receive any payments under the programs. The accrued liability representing the value of these units was $8,578 as of December 31, 2002. Expenses related to these programs in 2002 were $1,927. Payments under these programs were $10,522 in 2002.

12.	FINANCIAL REINSURANCE

The Company cedes insurance to other insurers in order to fund the cash strain generated from commission costs on current sales and to limit its risk exposure. The Company uses modified coinsurance reinsurance arrangements whereby the reinsurer shares in the experience of a specified book of business. These reinsurance transactions result in the Company receiving from the reinsurer an upfront ceding commission on the book of business ceded in exchange for the reinsurer receiving in the future, the future fees generated from that book of business. Such transfer does not relieve the Company of its primary liability and, as such, failure of reinsurers to honor their obligation could result in losses to the Company. The Company reduces this risk by evaluating the financial condition and credit worthiness of reinsurers.

The effect of reinsurance for 2002 was as follows:

2002	Gross	Ceded	Net
Annuity and life insurance charges and fees	$406,272	$(36,268)	$370,004
Return credited to contract holders	$5,228	$(25)	$5,203
Underwriting, acquisition and other insurance expenses (deferral of acquisition costs)	$218,530	$34,140	$252,670
Amortization of deferred acquisition costs	$542,945	$(32,886)	$510,059

In December 2000, the Company entered into a modified coinsurance agreement with SICL covering certain contracts issued since January 1996. The impact of this treaty to the Company was a pre-tax loss of $4,137 in 2002. At December 31, 2002, $675 was receivable from SICL under this agreement.

Skandia U.S. Inc.

Notes to Consolidated Financial Statements (continued)

13.	BORROWINGS

Amounts outstanding on short-term and long-term borrowings with affiliates, at December 31, 2002 were as follows:

			2002
Issue Date	Interest Rate	Maturity Date	Long Term	Short Term
February 28, 1997	3.93%	February 27, 2004	$12,000
March 26, 1997	4.72%	March 26, 2004	1,400
July 8, 1997	3.98%	July 8, 2004	3,683
September 11, 1998	6.11%	September 11, 2003		$16,762
October 7, 1998	5.55%	October 7, 2003		13,354
November 10, 1998	5.76%	November 10, 2003		16,700
December 29, 1998	5.95%	December 29, 2003		11,200
March 5, 1999	6.50%	March 5, 2004	25,000
June 24, 1999	6.98%	June 24, 2004	18,800
September 30, 1999	7.14%	September 30, 2004	10,000
December 13, 1999	7.32%	December 13, 2004	43,950
March 31, 2000	7.96%	March 31, 2005	18,000
August 11, 2000	7.59%	August 11, 2005	10,000
December 28, 2000	6.54%	December 28, 2005	28,800
December 29, 2000	6.54%	December 29, 2005	30,200
December 29, 2000	6.54%	December 29, 2005	34,163
June 26, 2001	6.02%	June 26, 2006	16,000
August 20, 2001	4.83%	August 20, 2003		20,000
September 13, 2001	4.33%	September 12, 2003		10,000
September 27, 2001	4.37%	December 29, 2003		10,000
October 17, 2001	3.80%	October 17, 2003		10,000
December 27, 2001	4.37%	December 29, 2003		30,000
December 28, 2001	4.37%	December 29, 2003		10,000
April 14, 2002	5.76%	April 12, 2007	27,463
August 14, 2002	2.24%	February 14, 2003		2,000
August 30, 2002	2.49%	June 30, 2003		6,600
December 3, 2002	1.99%	January 3, 2003		14,000
December 12, 2002	1.97%	January 13, 2003		10,000
December 15, 2002	1.77%	January 15, 2003		10,000
December 15, 2002	1.77%	January 15, 2003		20,000
December 26, 2002	1.97%	January 17, 2003		10,000
December 30, 2002	1.93%	January 31, 2003		5,287
December 30, 2002	1.93%	January 31, 2003		16,000
December 30, 2002	1.93%	January 31, 2003		13,238

			$279,459	$255,141

The total related interest expense on these borrowings was $38,248 for 2002, of which approximately $1,632 was payable as of December 31, 2002.

Skandia U.S. Inc.

Notes to Consolidated Financial Statements (continued)

14.	COLLATERALIZED NOTES

The Company has issued, through the Trusts, collateralized notes in a series of private placement transactions (the “Collateralized Notes”). The interest rates and maturity dates on the outstanding notes are as follows:

Note	Issue Date	Maturity Date	Interest Rate	Issue Amount
1997-1	07/23/97	5/15/05	7.81%	$ 54,350
1997-2	12/30/97	1/15/04	7.33%	65,860
1997-3	12/30/97	11/15/04	7.35%	44,950
1998-1	6/30/98	5/15/05	7.16%	47,940
1998-2	11/10/98	8/15/06	6.38%	51,440
1998-3	12/30/98	10/15/05	6.42%	28,940
1999-1	06/23/99	4/15/07	8.47%	97,315
1999-2	12/14/99	8/15/07	8.93%	113,900
2000-1	03/22/00	2/15/08	10.16%	125,400
2000-2	07/18/00	6/15/08	10.19%	75,100
2000-3	1/18/01	12/15/08	7.34%	77,690
2000-4	12/28/00	11/15/08	7.49%	78,795
2002-1	4/12/02	12/15/09	6.42%	74,250

The Collateralized Notes are collateralized by the Trusts’ rights to receive a portion of future fees and charges expected to be realized on the variable portion of designated blocks of deferred annuity contracts issued by ASLAC. The Collateralized Notes are non-recourse to the Company. Pursuant to agreements between ASLAC, the Holding Company and the Trusts, the Trusts are entitled to receive a percentage of future mortality and expense (“M&E”) charges and contingent deferred sales charges (“CDSC”), after reinsurance, expected to be realized over the remaining surrender charge period of the designated contracts.

Trust	ASLAC Block of VA Policies
1997-1	3/1/96 – 4/30/97
1997-2	5/1/95 – 12/31/96
1997-3	5/1/96 – 10/31/97
1998-1	1/1/97 – 5/31/98
1998-2	5/1/97 – 8/31/98
1998-3	7/1/96 – 10/31/98
1999-1	4/1/94 – 4/30/99
1999-2	11/30/98 – 7/31/99
2000-1	8/1/99 – 1/31/00
2000-2	2/1/00 – 4/30/00
2000-3	5/1/00 – 10/31/00
2000-4	1/1/98 – 10/31/00
2002-1	11/1/00 – 12/31/01

The Trusts are grantor trusts established in connection with the issuance of the Collateralized Notes. The Trusts accumulate the cash proceeds of fees and charges relating to the designated annuity contracts, which are remitted by ASLAC to the Holding Company and by the Holding Company to the Trusts, and make monthly interest and principal payments on the Collateralized Notes. In addition, the Trusts are required to maintain a reserve as specified in the Trust Agreements. The activities of the Trusts are included in the consolidated financial statements of the Company; however, the assets of the Trusts are not available to satisfy claims by creditors of the Company until all claims against the Trusts have been paid in full. At December 31, 2002, the assets of the Trusts included cash and cash equivalents totaling $10,258 of which $2,826 represents assets held in reserve.

Skandia U.S. Inc.

Notes to Consolidated Financial Statements (continued)

14.	COLLATERALIZED NOTES (continued)

Expected maturities of the collateralized notes as of December 31, 2002 are as follows:

Amount
2003	$73,433
2004	61,657
2005	64,416
2006	52,531
2007	25,392
2008	95,782

Total	$373,211

The Commissioner of the State of Connecticut has approved the transfer of future fees and charges; however, in the event that the Insurance Company becomes subject to an order of liquidation or rehabilitation, the Commissioner has the ability to restrict the payments due to the Trusts, into a restricted account, under the securitization purchase agreement, subject to certain terms and conditions.

The Company capitalized certain legal, accounting and other professional service expenses incurred in connection with the issuance of the Collateralized Notes. Capitalization amounted to $117 for 2002. These deferred debt offering costs are being amortized in proportion to the paydown of the collateralized notes.

Interest expense associated with Collateralized Notes was approximately $34,958 for 2002.

15.	OBLIGATIONS UNDER CAPITAL LEASES

The Company has entered into capital lease obligations pertaining primarily to the acquisition of office equipment. Future payments under the capital leases at December 31, 2002 are as follows:

2003	$1,889
2004	1,440
2005	58
2006	—

3,387
Less amounts representing interest	221

Present value of payments for capital lease obligations	$3,166

16.	CONTRACT WITHDRAWAL PROVISIONS

Approximately 99% of the Company’s separate account liabilities are subject to discretionary withdrawal by contract holders at market value or with market value adjustment. Separate account assets, which are carried at fair value, are adequate to pay such withdrawals, which are generally subject to surrender charges ranging from 10% to 1% for contracts held less than 10 years.

Skandia U.S. Inc.

Notes to Consolidated Financial Statements (continued)

17.	COMMITMENTS AND CONTINGENT LIABILITIES

In recent years, a number of annuity companies have been named as defendants in class action lawsuits relating to the use of variable annuities as funding vehicles for tax-qualified retirement accounts. The Company is currently a defendant in one such lawsuit. A purported class action complaint was filed in the United States District Court for the Southern District of New York on December 12, 2002, by Diane C. Donovan against the Company and certain of its affiliates (the “Donovan Complaint”). The Donovan Complaint seeks unspecified compensatory damages and injunctive relief from the Company and certain of its affiliates. The Donovan Complaint claims that the Company violated federal securities laws in marketing variable annuities. This litigation is in the preliminary stages. The Company believes this action is without merit, and intends to vigorously defend against this action.

The Company is also involved in other lawsuits arising, for the most part, in the ordinary course of its business operations. While the outcome of these other lawsuits cannot be determined at this time, after consideration of the defenses available to the Company, applicable insurance coverage and any related reserves established, these other lawsuits are not expected to result in liability for amounts material to the financial condition of the Company, although it may adversely affect results of operations in future periods.

As discussed previously, on December 19, 2002, SICL entered into a definitive purchase agreement (the “Purchase Agreement”) to sell its ownership interest in the Company to Prudential Financial for approximately $1.265 billion. The closing of this transaction, which is conditioned upon certain customary regulatory and other approvals and conditions, is expected in the second quarter of 2003. (see Note 18)

The purchase price that was agreed to between SICL and Prudential Financial was based on a September 30, 2002 valuation of the Company. As a result, assuming the transaction closes, the economics of the Company’s business from September 30, 2002 forward will inure to the benefit or detriment of Prudential Financial. Included in the Purchase Agreement, SICL has agreed to indemnify Prudential Financial for certain liabilities that may arise relating to periods prior to September 30, 2002. These liabilities generally include market conduct activities, as well as contract and regulatory compliance (referred to as “Covered Liabilities”).

Related to the indemnification provisions contained in the Purchase Agreement, SICL has signed, for the benefit of the Company, an indemnity letter, effective December 19, 2002, to make the Company whole for certain Covered Liabilities that come to fruition during the period beginning December 19, 2002 and ending with the close of the transaction. This indemnification effectively transfers the risk associated with those Covered Liabilities from the Company to SICL concurrent with the signing of the definitive purchase agreement rather than waiting until the transaction closes.

18.	SUBSEQUENT EVENT

On May 1, 2003, the first step of the sale of the Company to Prudential Financial was consummated. This step included Prudential Financial acquiring 90% of the Company’s outstanding common stock. Under an agreement entered into at the date of acquisition, Prudential Financial has the right to acquire the remaining 10% of the Company’s outstanding stock, at cost, beginning July 30, 2003, which right extends to September 13, 2003. Additionally, under the same agreement, SICL has the right to require Prudential Financial to acquire the remaining 10% of the Company’s common stock at 103% of cost beginning September 8, 2003, which right extends to September 13, 2003.

Prior to consummation of the first step of the sale of the Company, Skandia Vida was sold to SICL for $4,625. This transaction resulted in a gain of $150.

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